Exhibit 99.1

ORIGINOIL, INC.

SUBSCRIPTION AGREEMENT

To OriginOil, Inc.

The undersigned in this Subscription Agreement hereby acknowledges receipt of the prospectus, dated __________________, 2012, of OriginOil, a Nevada Corporation, (the “Prospectus” and the “Company”), and irrevocably subscribes for __________ shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and warrants (the “Warrants”) to purchase __________ shares of Common Stock for an aggregate purchase price of $____________.

By subscribing for the Shares and Warrants, the undersigned represents and warrants to the Company as follows:

(a) The undersigned has carefully read, reviewed and  is familiar with the Prospectus.

(b) The undersigned has been advised to pay particular attention to the Risk Factors section of the Prospectus and, accordingly recognizes that an investment in the Company involves a high degree of risk, and is prepared for the possibility of the loss of the undersigned’s entire investment.

(c) The undersigned has secured, or has waived the right to secure, the advice of legal counsel, accountants or other financial advisors with respect to an investment in the Shares and Warrants.

(d) It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion.  If this subscription is rejected in whole, the Company shall return to the undersigned, without interest, the payment tendered by the undersigned, in which case the Company and undersigned shall have no further obligation to each other hereunder.  In the event of a partial rejection of this subscription, the undersigned’s payment will be returned to the undersigned, without interest, whereupon the undersigned agrees to deliver a new payment in the amount of the purchase price for the number of Shares and Warrants to be purchased hereunder following a partial rejection of this subscription.

(e) The undersigned’s principal residence, or (if not an individual) the undersigned’s principal place of business, and in either case, such location is the location where the decision to invest in the Shares and Warrants was made, is the address of the undersigned set forth on the following page of this Subscription Agreement.

(f) This Subscription Agreement shall be governed and construed in all respects in accordance with the the laws of the State of New York, without giving effect to any conflict of laws or choice of law rules.

(g) All of the information provided below is complete and accurate and may be relied on by the Company:

Name Typed or Printed	Name Typed or Printed

Title (if Subscriber is an Entity)	Title (if Subscriber is an Entity)

Entity Name (if applicable)	Entity Name (if applicable)

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone	Telephone

Facsimile	Facsimile

E-Mail	E-Mail

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Manner in which title is to be held: (check only one)

0 Individual Ownership

Joint Subscription:
0 Community Property
0 Joint Tenant with Right of Survivorship (JTWRS)
0 Tenants in Common (TIC)
0 Tenants by Entirety (TBE)
(If Shares and Warrants are being subscribed for as a joint subscription, both parties must sign.)

Entity
0 Partnership
0 Company
0 Self-Directed Retirement Account
0 Trust
0 Other_________________________

INVESTOR SIGNATURE

           By signing this Subscription Agreement the undersigned acknowledges and agree to all of its terms and the undersigned confirms the accuracy of the information it has provided.

Signature

Print Name (and title if purchaser is an entity)

Date of Signing

*********************

NOTE:  California Representation – Mandatory for California Residents

The Shares and Warrants have been approved for sale in California pursuant to a limited offering qualification where sales can only be made to proposed California purchasers based on their meeting certain suitability standards whereby a purchaser of Shares and Warrants must have not less than (i) $60,000 liquid net worth (a net worth exclusive of home, home furnishings and automobile) plus $60,000 gross annual income, or (ii) $225,000 liquid net worth.

Because the offering of Shares and Warrants were approved in California on the basis of a limited offering qualification, OriginOil, Inc. did not have to demonstrate compliance with some of the merit regulations of the California Department of Corporations that are found in Title 10, California Code of Regulations, Rule 260.140 et seq.

The information supplied below will be used in determining whether the undersigned’s proposed purchase of Shares and Warrants meets the suitability criteria stated above.

This Subscription Agreement is agreed to and accepted as of ________________, 201__.
OriginOil, Inc.

By:
Name: T. Riggs Eckelberry
Title: Chief Executive Officer

Confirmation of Status as a suitable investor

           Please initial the box or boxes below that describe you:

______ (Initial)	The undersigned/purchaser has a $60,000 liquid net worth (a net worth exclusive of home, home furnishings and automobile) plus $60,000 gross annual income.
______ (Initial)	The undersigned/purchaser has a $225,000 liquid net worth.

The undersigned understands the Shares and Warrants are being sold in California without registration with the California Department of Corporations upon the limited offering qualification described above.  For the foregoing reasons, and to induce the seller of such Shares and Warrants to accept its offer to purchase Shares and Warrants, the undersigned represents and warrants that the information stated herein is true, accurate, and complete to the best of its knowledge and belief; and it agrees to notify and supply corrective information promptly if, prior to the consummation of its purchase of Shares and Warrants, any of the information provided becomes inaccurate or incomplete.

____________________________                                                                                     ______________________________
Print Name of Purchaser                                                                                     Signature

____________________________                                                                                     ______________________________
Print Title of Signatory if                                                                                     Date
Purchaser is an Entity

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